Exhibit 99

ADESA Reports Third Quarter Results

Both Business Segments Report Double-Digit Bottom Line Growth

Carmel, IN, October 21, 2004.—ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, today reported its third quarter financial results for the period ended September 30, 2004.  The Company reported net income of $21.5 million on revenue of $228.5 million, or $0.23 per diluted share, which included non-recurring transaction costs of $8.7 million after-tax, or $0.09 per diluted share.  Excluding the impact of these non-recurring costs and the results of discontinued operations, the Company would have reported income from continuing operations of $30.3 million, or $0.32 per diluted share.  When compared to the third quarter of 2003, results for the current quarter also included incremental after-tax interest and corporate expenses of $2.6 million and $1.8 million, respectively.

Recent Highlights:

•      Achieved third quarter adjusted earnings per share from continuing operations of $0.32 excluding the non-recurring transaction costs of $0.09 per share

•      Auction and Related Services quarterly net income grew 28 percent

•      Dealer Financing quarterly net income grew 13 percent

•      Posted third quarter revenue of $228.5 million

•      Authorized share repurchase program of up to $130 million

•      Announced ADESA’s first quarterly dividend of $0.075 per share to shareholders of record as of November 15, 2004

•      Expanded salvage operations in California and opened a new AFC loan production office in the greater Washington D.C. market

•      Completed spin-off from ALLETE, Inc. resulting in a distribution of 88.6 million shares of ADESA, Inc. to ALLETE, Inc. shareholders

•      Strengthened senior management team with appointment of George Lawrence as Executive Vice President and General Counsel

“Our recent achievements and the double-digit net income growth we generated at both operating segments in the third quarter are a testament to the ability of ADESA to generate solid earnings, expand operations and build long-term value for our shareholders,” said David Gartzke, ADESA Chairman and Chief Executive Officer.  “With our spin-off from ALLETE completed, ADESA is better positioned to utilize its North American market position, value-added business model and solid balance sheet in order to enhance shareholder value.”

Quarterly Consolidated Results

For the third quarter of 2004, the Company reported revenue of $228.5 million compared with $224.5 million in the third quarter of 2003.  ADESA’s revenue growth in the current quarter was a result of increased revenue per vehicle sold and an increase in loan transactions, which combined to more than offset a five percent decline in vehicle volumes.

Net income for the current quarter was $21.5 million, or $0.23 per diluted share compared with net income of $29.0 million, or $0.33 per diluted share in the third quarter of 2003.  Excluding the non-recurring transaction costs and the results of discontinued operations, the Company would have reported 2004 third quarter income from continuing operations of $30.3 million, or $0.32 per diluted share.  ADESA’s non-recurring transaction charges relate to the Company’s initial public offering, debt refinancing and spin-off from its former parent company, ALLETE, Inc.  Results for the current quarter also included incremental after-tax interest and corporate expenses of $2.6 million and $1.8 million.  These incremental expenses are the result of the debt refinancing and additional infrastructure required to operate as an independent publicly traded company.  For the quarter ended September 30, 2004, the Company had approximately 95.1 million shares outstanding on a weighted average diluted basis, compared with 88.6 million for the same quarter in 2003.  The share increase as compared with the third quarter of 2003 is primarily the result of the Company’s initial public offering of 6.25 million common shares in the second quarter of 2004.

Quarterly Segment Results

Net income for Auction and Related Services increased 28 percent to $25.5 million, as compared with $20.0 million in the third quarter of 2003, driven primarily by continued emphasis on controlling costs and an increase in revenue per vehicle sold.  Revenue per vehicle sold for the current quarter, which includes the Company’s used vehicle auctions, salvage auctions, vehicle inspection services and other ancillary services, was $418 as compared with $396 for the same quarter in 2003.  Results for the Company’s Dealer Financing segment (AFC) also showed year-over-year improvement, driven by a 13 percent increase in loan transactions.  Dealer financing net income increased 13 percent to $10.2 million for the quarter, as compared with $9.0 million in the third quarter of 2003.  Revenue per loan transaction for the current quarter was $106, consistent with the third quarter of 2003.

Year-to-Date Consolidated Results

For the nine months ended September 30, 2004, the Company reported revenue of $706.8 million and net income of $83.4 million, or $0.92 per diluted share, as compared with revenue of $694.1 million and net income of $90.2 million, or $1.02 per diluted share for the same period in 2003.  Income from continuing operations was $87.5 million for the nine months ended September 30, 2004, as compared with $89.9 million in 2003.  The results for the current nine month period included non-recurring transaction costs of $10.3 million net of tax, or $0.11 per diluted share and discontinued operations of $4.1 million net of tax, or $0.04 per diluted share.  Absent these non-recurring costs and the results of discontinued operations, income from continuing operations would have been $97.8 million, or $1.07 per diluted share.  Year-to-date 2004 results also included incremental interest and corporate expenses of approximately $3.2 million and $4.4 million, net of tax.  For the nine months ended September 30, 2004, the Company had approximately 91.1 million shares outstanding on a weighted average diluted basis, compared with 88.6 million for the same period in 2003.

Full Year Outlook

For the full year 2004, ADESA estimates that revenue will range from $915 million to $925 million.  The Company also estimates 2004 full year income from continuing operations will range from $105 million to $110 million, including estimated non-recurring transaction costs of approximately $10 million, net of tax.  Absent the estimated non-recurring costs, income from continuing operations is anticipated to range from $115 million to $120 million. In addition to the non-recurring costs, estimated income from continuing operations includes full year estimated incremental interest and corporate expenses, relative to 2003, of $6 million and $7 million, net of tax.

ADESA provides earnings guidance on a continuing operations basis because management believes that the presentation provides useful information to investors to assist them in evaluating the Company’s results period over period.  As a result, guidance does not reflect matters classified as discontinued operations.  In addition, the earnings guidance does not contemplate such future items as business development activities (including acquisitions), strategic developments (such as restructurings or dispositions of assets or investments), or significant litigation.  The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the Company’s reported results for a period.  Prospective quantification of these items is generally not reasonable.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The Company’s operations span North America with 53 ADESA used vehicle auction sites, 28 Impact salvage vehicle auction sites and 81 AFC loan production offices. For further information on ADESA, Inc., visit the Company’s web site at http://www.adesainc.com.

Earnings Webcast Information

As previously announced, ADESA will conduct a live webcast, including presentation visuals, tomorrow, Friday, October 22nd, at 9:00 a.m. Eastern Time.  The live webcast of the conference call, including slides, will be accessible through ADESA’s web site at www.adesainc.com.  The Company recommends that users go to the program at least 10 minutes prior to its start to ensure a connection.  The telephonic replay will be archived on the ADESA web site through Friday, November 5, 2004.

The call will be hosted by ADESA’s Chairman and Chief Executive Officer, David G. Gartzke, and will feature a review of operating highlights and current financial results.  Also participating on the call will be Cameron C. Hitchcock, Chief Financial Officer.

Other Information

In addition to the attached schedules, supplemental historical financial and statistical information including quarterly segment income statements for 2002 and 2003 can be found at the ADESA, Inc. web site at www.adesainc.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements, including statements regarding anticipated financial results, are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  The statements are based on assumptions about important factors, including general business conditions; market trends; competition; weather; vehicle production; trends in new and used vehicle sales; business development activities, including acquisitions; economic conditions; litigation developments and the other risk factors described in the Company’s Registration Statement on Form S-1 as declared effective on June 15, 2004 and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  Many of these risk factors are outside of the Company’s control, and as such, they involve risks which are not currently known to the Company that could cause actual results to differ materially from forecasted results.  The forward-looking statements in this document are made as of the date hereof and the Company does not undertake to update its forward-looking statements.

ADESA, Inc.

Consolidated Statements of Income

(In millions, except per-share data)

(Unaudited)

	Three Months Ended September 30, 2004				Three Months Ended September 30, 2003
		Non-Recurring
	Reported	Items (1)	Adjusted		Reported

Operating revenues
Auction and related services	$200.2		$200.2		$199.1
Dealer financing	28.3		28.3		25.4
Total operating revenues	228.5		228.5		224.5

Operating expenses
Cost of services	113.0		113.0		113.9
Selling, general and administrative	50.4	$(0.4)	50.0	(2)	49.6
Depreciation and amortization	8.6		8.6		8.6
Total operating expenses	172.0	(0.4)	171.6		172.1

Operating profit	56.5	0.4	56.9		52.4

Interest expense (3)	8.7		8.7		4.0
Other (income) expense	(1.8)		(1.8)		(0.6)
Loss on extinguishment of debt	14.0	(14.0)	—		—

Income from continuing operations before income taxes	35.6	14.4	50.0		49.0

Income taxes	14.0	5.7	19.7		19.8

Income from continuing operations	21.6	$8.7	$30.3		29.2

(Loss) income from discontinued operations, net of income taxes	(0.1)				(0.2)

Net income	$21.5				$29.0

Earnings per share—basic and diluted
Income from continuing operations	$0.23	$0.09	$0.32		$0.33
(Loss) income from discontinued operations, net of income taxes	—				—
Net income	$0.23				$0.33

Weighted average shares outstanding
Basic	94.86		94.86		88.60
Diluted	95.11		95.11		88.60

(1)   Non-recurring items include transaction costs and debt prepayment expenses.  Transaction costs consist primarily of legal and professional fees associated with the Company’s initial public offering and separation from ALLETE.  Debt prepayment expenses consist of make-whole premiums related to the redemption of the Company’s senior notes and write-off of related unamortized debt issuance costs.

(2)   Includes incremental pre-tax corporate expenses of $3.0 million for the three months ended September 30, 2004, ($1.8 million after-tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(3)   Includes incremental pre-tax interest expense of $4.3 million for the three months ended September 30, 2004, ($2.6 million after-tax) resulting from the Company’s recent recapitalization.

ADESA, Inc.

Consolidated Statements of Income

(In millions, except per-share data)

(Unaudited)

	Nine Months Ended September 30, 2004				Nine Months Ended September 30, 2003
		Non-Recurring
	Reported	Items (1)	Adjusted		Reported

Operating revenues
Auction and related services	$621.2		$621.2		$616.0
Dealer financing	85.6		85.6		78.1
Total operating revenues	706.8		706.8		694.1

Operating expenses
Cost of services	348.1		348.1		356.9
Selling, general and administrative	159.7	$(3.0)	156.7	(2)	152.2
Depreciation and amortization	26.7		26.7		25.6
Total operating expenses	534.5	(3.0)	531.5		534.7

Operating profit	172.3	3.0	175.3		159.4

Interest expense (3)	17.4		17.4		12.1
Other (income) expense	(3.2)		(3.2)		(2.7)
Loss on extinguishment of debt	14.0	(14.0)	—		—

Income from continuing operations before income taxes	144.1	17.0	161.1		150.0

Income taxes	56.6	6.7	63.3		60.1

Income from continuing operations	87.5	$10.3	$97.8		89.9

(Loss) income from discontinued operations, net of income taxes	(4.1)				0.3

Net income	$83.4				$90.2

Earnings per share—basic and diluted
Income from continuing operations	$0.96	$0.11	$1.07		$1.02
(Loss) income from discontinued operations, net of income taxes	(0.04)				—
Net income	$0.92				$1.02

Weighted average shares outstanding
Basic	91.03		91.03		88.60
Diluted	91.13		91.13		88.60

(1)   Non-recurring items include transaction costs and debt prepayment expenses.  Transaction costs consist primarily of legal and professional fees associated with the Company’s initial public offering and separation from ALLETE.  Debt prepayment expenses consist of make-whole premiums related to the redemption of the Company’s senior notes and write-off of related unamortized debt issuance costs.

(2)   Includes incremental pre-tax corporate expenses of $7.3 million for the nine months ended September 30, 2004, ($4.4 million after-tax).  Incremental corporate expenses consist of salaries, benefits and other expenses due to the addition of corporate level personnel, professional fees, incremental insurance and other costs necessary to support an independent public company.

(3)   Includes incremental pre-tax interest expense of $5.2 million for the nine months ended September 30, 2004, ($3.2 million after-tax) resulting from the Company’s recent recapitalization.

ADESA, Inc.

Reconciliation of EBITDA

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Income from continuing operations	$21.6	$29.2	$87.5	$89.9
Add back:
Income taxes	14.0	19.8	56.6	60.1
Interest expense	8.7	4.0	17.4	12.1
Depreciation and amortization	8.6	8.6	26.7	25.6
EBITDA	$52.9	$61.6	$188.2	$187.7

Non-recurring transaction-related and debt prepayment expenses (1)	14.4	—	17.0	—
EBITDA excluding non-recurring expenses	$67.3	$61.6	$205.2	$187.7

(1)   Non-recurring transaction costs consist primarily of legal and professional fees associated with the Company’s initial public offering and separation from ALLETE.  Debt prepayment expenses consist of make-whole premiums related to the redemption of the Company’s senior notes and write-off of related unamortized debt issuance costs.

Given the lack of comparable per share information for 2003 and 2004, the Company believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time.  EBITDA is also used by the Company’s creditors in assessing debt covenant compliance.  While the Company believes that EBITDA is an important financial measure, it is not presented as an alternative to income from continuing operations or net income as an indicator of operating performance, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles (GAAP).  These measures may not be comparable to similarly titled measures reported by other companies.  A reconciliation of income from continuing operations, the comparable GAAP measure, to EBITDA for each of the fiscal periods indicated is presented above.

ADESA, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	September 30, 2004	December 31, 2003
	(unaudited)

Cash and cash equivalents	$419.8	$116.1
Trade receivables, net	276.0	151.5
Finance receivables, net	245.9	194.3
Other current assets	35.1	29.0

Total current assets	976.8	490.9

Other assets	603.0	594.5
Property and equipment, net	564.8	569.9

Total assets	$2,144.6	$1,655.3

Current liabilities, excluding current maturities of debt	$498.3	$298.4
Current maturities of debt	37.1	135.7

Total current liabilities	535.4	434.1

Long-term debt	488.3	235.2
Other non-current liabilities	51.2	35.8
Stockholders’ equity	1,069.7	950.2

Total liabilities and equity	$2,144.6	$1,655.3